EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Broadwind, Inc. of our report dated February 27, 2020, relating to the consolidated financial statements of Broadwind, Inc. (f/k/a Broadwind Energy, Inc.) appearing in the Annual Report on Form 10-K of Broadwind, Inc. (f/k/a Broadwind Energy, Inc.) for the year ended December 31, 2019.

We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ RSM US LLP

Chicago, Illinois

August 18, 2020